Verisk Announces Sale of Its Financial Services Business to TransUnion

JERSEY CITY, N.J., February 22, 2022 – Verisk (Nasdaq: VRSK), a leading global data analytics provider, today announced that it has entered into a definitive agreement to sell Verisk Financial Services, its financial services business unit, to TransUnion (NYSE: TRU), a global information and insights company, for $515 million in cash consideration paid at closing.

Verisk Financial maintains the largest financial institution consortia to provide proprietary competitive portfolio performance insights, benchmarking, decisioning algorithms and business intelligence. It also offers customized analytic services to leading financial institutions, payments providers, alternative lenders, regulators and retailers worldwide. With teams across eight countries, Verisk Financial serves the largest companies in the payment ecosystem and provides competitive studies, predictive analytics, models and advisory services. Verisk Financial also addresses merchant fraud, regulatory compliance and consumer bankruptcy for financial institutions around the world. Verisk Financial’s leading business, Argus Information & Advisory Services,  is a long-standing strategic partner of TransUnion.

The sale of Verisk Financial follows Verisk’s recently announced agreement to sell its 3E business and marks the next step in the company’s ongoing portfolio shaping strategy to sharpen the focus on its core businesses and drive enhanced value creation.

“Last year, we began a comprehensive portfolio review to identify the most value creating opportunities available to Verisk and best position our company for continued sustainable growth. With the sale of Verisk Financial to TransUnion, we are sharpening our focus on our core growth engines, while unlocking value for our shareholders,” said Scott Stephenson, Verisk chairman, president and CEO. “Beyond the benefits to our shareholders, this transaction will ensure the Verisk Financial team can continue to execute on their long-term strategy and commitment to providing unique and enabling solutions to the financial services industry.”

Verisk CFO and group president Lee Shavel said, “Verisk Financial has continuously strengthened its offerings, deepened its relationships with clients and broadened the client objectives it supports. Over the past four years, the Verisk Financial group has made significant strategic and operational shifts that will benefit the business and its clients in the long run.”

Chris Cartwright, president and CEO of TransUnion, said, “Verisk Financial is a distinctive business with authoritative, proprietary data — particularly from Argus’s consortium of lender-contributed data and analytics. TransUnion’s broad range of data, analytics and technology enhances Verisk Financial’s existing data set and expands their addressable market while delivering valuable innovation to members of the consortium.”

In 2021, on a reported basis Verisk Financial generated $143 million in revenue and $23 million in adjusted EBITDA. At the business unit level, Verisk Financial generated $41 million in adjusted EBITDA before corporate allocations and one-time discrete costs. Verisk intends to return the after-tax proceeds to shareholders through share repurchases. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the second quarter of 2022. Goldman Sachs & Co. LLC is acting as financial advisor and Davis Polk & Wardwell as legal advisor to Verisk in connection with the transaction.

About Verisk

Verisk (Nasdaq: VRSK) provides predictive analytics and decision-support solutions to customers in the insurance, energy and specialized markets, and financial services industries. More than 70 percent of the FORTUNE 100 relies on the company's advanced technologies to manage risks, make better decisions and improve operating efficiency. The company's analytic solutions address insurance underwriting and claims, fraud, regulatory compliance, natural resources, catastrophes, economic forecasting, geopolitical risks, as well as environmental, social, and governance (ESG) matters. Celebrating its 50th anniversary, the company continues to make the world better, safer and stronger, and fosters an inclusive and diverse culture where all team members feel they belong. With more than 100 offices in nearly 35 countries, Verisk consistently earns certification by Great Place to Work. For more: Verisk.com, LinkedIn, Twitter, Facebook, and YouTube.

Investor Relations

Stacey Brodbar

Head of Investor Relations

Verisk

201-469-4327

stacey.brodbar@verisk.com

Media

Alberto Canal

Verisk

201-469-2618

alberto.canal@verisk.com

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